As filed with the Securities and Exchange Commission on September 1, 2016

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Zynerba Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	26-0389433
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

(484) 581-7505
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Armando Anido

Chairman and Chief Executive Officer

Zynerba Pharmaceuticals, Inc.

80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

(484) 581-7505

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Rachael M. Bushey, Esq.

Hogan Lovells US LLP

1835 Market Street, 29th Floor

Philadelphia, PA 19103

(267) 675-4600

Approximate date of commencement of proposed sale to the public:  From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee(4)
Common Stock, par value $0.001 per share	—	—		(3)	—
Preferred Stock, par value $0.001 per share	—	—		(3)	—
Debt Securities	—	—		(3)	—
Warrants	—	—		(3)	—
Purchase Contracts	—	—		(3)	—
Units	—	—		(3)	—
Subscription Rights	—	—		(3)	—
Total	—	—	$150,000,000	(4)	$15,105

(1)          Not specified as to each class of security to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended, or Securities Act.

(2)          There are being registered hereunder an indeterminate number of securities of each identified class as may be issued from time to time at indeterminate prices, as well as an indeterminate number of shares of common stock and preferred stock as may be issued upon conversion, exercise or exchange of any of the securities issued directly under this registration statement. No separate consideration is payable for any shares of common stock and preferred stock so issued upon conversion, exercise or exchange. Securities registered hereby may be sold separately, together or in units with other securities registered hereby.

(3)          The proposed maximum offering price per security and the proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)          The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

Explanatory Note

This registration statement contains two prospectuses:

•                  a base prospectus that covers the offering, issuance and sale, from time to time, of our common stock, preferred stock, debt securities, warrants, purchase contracts, units and subscription rights, in one or more offerings, with an aggregate initial offering price of $150,000,000; and

•                  an open market sale agreement prospectus covering the offering, issuance and sale of up to an aggregate initial offering price of $30,000,000 of our common stock that may be issued and sold under an open market sale agreement that we have entered into with Jefferies LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The open market sale agreement prospectus immediately follows the base prospectus. The $30,000,000 of common stock that may be offered, issued and sold under the open market sale agreement prospectus is included in the $150,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the open market sale agreement with Jefferies LLC, any portion of the $30,000,000 included in the open market sale agreement prospectus that is not sold pursuant to the open market sale agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the open market sale agreement, the full $150,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated September 1, 2016

PROSPECTUS

$150,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

Purchase Contracts

Units

Subscription Rights

We may from time to time offer up to $150,000,000 in total of:

•                  shares of our common stock, par value $0.001 per share;

•                  shares of our preferred stock, par value $0.001 per share;

•                  debt securities consisting of debentures, notes or other evidences of indebtedness;

•                  warrants to purchase shares of common stock, preferred stock and/or debt securities;

•                  purchase contracts to purchase common stock or preferred stock;

•                  units consisting of a combination of the foregoing securities;

•                  subscription rights to purchase any of the foregoing securities; or

•                  any combination of these securities.

We may offer common stock, preferred stock, debt securities, warrants, purchase contracts, units or subscription rights separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus. The preferred stock, debt securities, warrants, or subscription rights we may offer may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of ours or equity securities of one or more other entities. We refer to our common stock, preferred stock, debt securities, warrants, purchase contracts, units and subscription rights collectively as the “securities.” When we decide to issue securities, we will provide you with the specific terms and the public offering price of the securities in prospectus supplements. In the case of shares of preferred stock, these terms will include, as applicable, the specific title and stated value, and any dividend, liquidation, redemption, conversion, voting and other rights. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in an accompanying prospectus supplement, if applicable.

Our common stock is traded on The NASDAQ Global Market, or NASDAQ, under the symbol “ZYNE.” None of the other securities are currently publicly traded. On August 30, 2016, the last reported sale price per share of our common stock was $8.98 per share.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest.  Investing in our common stock involves risks.  Please see “Risk Factors” on page 7 for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2016

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total dollar amount of $150,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” and any free writing prospectus that we may prepare and distribute.

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC offices mentioned below under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

Neither this prospectus nor any accompanying prospectus supplement constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to the “Company,” “Zynerba,” “we,” “us,” “our” and similar terms refer to Zynerba Pharmaceuticals, Inc. and its subsidiary, Zynerba Pharmaceuticals Pty Ltd, unless we state otherwise or the context indicates otherwise.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future revenues and operating expenses, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not descriptions of historical facts are forward-looking statements and are based on management’s estimates, assumptions, and projections that are subject to risks and uncertainties. These statements can generally be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “may,” “will,” “should,” “anticipate,” “estimate” or similar terminology. Although we believe that the expectations reflected in our forward-looking statements are reasonable as of the date we make them, actual results could differ materially from those currently anticipated due to a number of factors, including risks relating to:

•                  our estimates regarding expenses, future revenue, capital requirements and timing and availability of and the need for additional financing;

•                  the success and timing of our preclinical studies and clinical trials;

•                  the potential results of preclinical studies and clinical trials for ZYN002 and ZYN001;

•                  our dependence on third parties in the conduct of our preclinical studies and clinical trials;

•                  the difficulties and expenses associated with obtaining and maintaining regulatory approval of ZYN002 and ZYN001;

•                  our plans and ability to develop and commercialize ZYN002 and ZYN001;

•                  the successful development of our commercialization capabilities, including sales and marketing capabilities;

•                  the size and growth of the potential markets for ZYN002 and ZYN001, the rate and degree of market acceptance of ZYN002 and ZYN001 and our ability to serve those markets;

•                  legal and regulatory developments in the United States and foreign countries;

•                  the success of competing therapies and products that are or become available;

•                  our exposure to additional scrutiny as a public company;

•                  our ability to limit our exposure under product liability lawsuits;

•                  our use of the proceeds from our initial public offering, or IPO, and any offering pursuant to this prospectus and any accompanying prospectus supplement;

•                  our ability to obtain and maintain intellectual property protection for ZYN002 and ZYN001;

•                  recently enacted and future legislation regarding the healthcare system;

•                  the performance of third parties upon which we depend, including third-party contract research organizations and third-party manufacturers; and

•                  our ability to recruit or retain key scientific or management personnel or to retain our executive officers.

Further information on the factors and risks that could affect our business, financial condition and results of operations are set forth in this prospectus under “Risk Factors” and in our filings with the SEC, which are available at http://www.sec.gov. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference in this prospectus.

ABOUT THE COMPANY

Company Overview

We are a clinical stage specialty pharmaceutical company dedicated to developing and commercializing innovative transdermal synthetic cannabinoid treatments for patients with high unmet needs. We are evaluating two patent protected product candidates, ZYN002 and ZYN001, in five indications. We are studying ZYN002 in adult patients with refractory focal seizures and osteoarthritis, or OA, and intend to study ZYN002 in patients with fragile X syndrome, or FXS. We intend to study ZYN001 in patients with fibromyalgia and peripheral neuropathic pain. We believe these product candidates will provide new treatment options for patients, as well as additional treatment options for patients not currently receiving adequate relief from current treatment regimens. In June 2016, we completed two Phase 1 clinical trials for ZYN002 in healthy volunteers and patients with epilepsy, initiated a third Phase 1 clinical trial to evaluate different concentrations of ZYN002 in healthy volunteers and initiated a Phase 2 clinical trial for ZYN002 in adult patients with refractory focal seizures. We announced the randomization and dosing of the first patients in this Phase 2 study on August 1, 2016. In August 2016 we initiated a Phase 2 clinical trial for ZYN002 in patients with OA. We expect to initiate a Phase 2 clinical trial for ZYN002 in patients with FXS in the second half of 2016. We expect to initiate Phase 1 clinical trials for ZYN001 in the second half of 2016.

Cannabinoids are a class of compounds derived from Cannabis plants. The two primary cannabinoids contained in Cannabis are cannabidiol, or CBD, and ∆9-tetrahydrocannabinol, or THC. Clinical and preclinical data suggest that CBD has positive effects on treating refractory epilepsy, arthritis and FXS, and THC has positive effects on treating pain. In addition to ZYN002 and ZYN001 potentially offering first-line therapies to patients suffering from OA, FXS, fibromyalgia and peripheral neuropathic pain, we believe ZYN002 may provide a complementary treatment for patients suffering from epilepsy who are refractory to their current treatment regimens.

ZYN002 is the first and only synthetic CBD formulated as a permeation enhanced gel for transdermal delivery, and is patent-protected through 2030. CBD is the primary non-psychoactive component of Cannabis. In preclinical animal studies, ZYN002’s permeation enhancer increased delivery of CBD through the layers of the skin and into the circulatory system. These preclinical studies suggest increased bioavailability, consistent plasma levels and the avoidance of first pass liver metabolism. In addition, an in vitro study published in Cannabis and Cannabinoid Research in April 2016 demonstrated that CBD is degraded to THC in an acidic environment such as the stomach. We believe such degradation may lead to increased psychoactive effects and may be avoided with the transdermal delivery of ZYN002, which maintains CBD in a neutral pH. ZYN002, which is being developed as a clear gel with once or twice daily dosing, is targeting treatment of refractory epilepsy, OA and FXS, which collectively affect millions of patients using treatments that currently comprise a multi-billion dollar market. We have been granted orphan drug designation from the U.S. Food and Drug Administration, or FDA, for ZYN002 for the treatment of FXS.

ZYN001 is a pro-drug of THC that enables effective transdermal delivery via a patch and is patent-protected through 2031. A pro-drug is a drug administered in an inactive or less active form and designed to enable more effective delivery, which is then converted into an active form through a normal metabolic process. In addition, we expect that ZYN001 will be classified by the FDA as a new chemical entity. In our preclinical animal studies, ZYN001 demonstrated effective skin permeation with sustained delivery and rapid conversion of ZYN001 to THC. These preclinical studies suggest increased bioavailability, consistent plasma levels and the avoidance of first pass liver metabolism. In addition, preclinical testing conducted has shown no genotoxicity findings and safety pharmacology findings consistent with those seen with THC. ZYN001 is targeting two pain indications, fibromyalgia and peripheral neuropathic pain.

In June 2016, we completed two Phase 1 clinical trials for ZYN002 in healthy volunteers and patients with epilepsy. The first Phase 1 single rising dose clinical trial for ZYN002 in healthy human subjects and in patients with refractory epilepsy evaluated the tolerability and pharmacokinetic, or PK, profile of ZYN002. Results from this clinical trial demonstrated that ZYN002 was safe and well-tolerated at all tested dose levels and the incidence of adverse events associated with ZYN002 was similar to placebo for both healthy subjects and epilepsy patients.  The second Phase 1 clinical trial was a randomized, double-blind, placebo controlled multiple rising dose clinical trial for ZYN002 in twenty-four healthy volunteers and twelve patients with epilepsy to evaluate the PK profile, pharmacodynamics, or PD, and tolerability of multiple doses (200, 250, and 500 mg) of ZYN002. Each volunteer and patient received seven days of either ZYN002 or placebo. Top line results from this clinical trial demonstrated that ZYN002 was safe and well-tolerated at all dose levels. The twice daily dosing provided a more favorable PK profile with comparable results between healthy volunteers and epilepsy patients. Transdermal application of ZYN002 was very well tolerated with minimal skin erythema. Skin dryness at the application site was common for both ZYN002 and placebo gel. Overall, the incidence of adverse events associated with ZYN002 was similar to placebo in both healthy volunteers and adult epilepsy patients. There were no reports of somnolence or fatigue and a very low incidence of gastrointestinal events was observed. There were no serious adverse events or discontinuations for healthy volunteers and epilepsy patients receiving ZYN002. One healthy volunteer receiving placebo gel developed a serious adverse event suspected to be a catheter infection and was discontinued from the study. In addition, healthy volunteers and epilepsy patients had no drug related changes in performance on the Trail Making Test, a test of visual attention, psychomotor ability, and task switching; a divided attention task; and the Paced Auditory Serial Addition Task, or PASAT, a test that measures working memory and focused attention.  These results indicate that ZYN002 did not produce impairment in critical areas of cognitive functioning often impacted by central nervous system drugs. No changes in mood symptoms as accessed by the Inventory of Depression and Anxiety Symptoms, or IDAS, and the Positive and Negative Affect Schedule, or PANAS were observed for ZYN002 suggesting that ZYN002 is not associated with declines in psychological health.

In June 2016, we initiated a third Phase 1 clinical trial for ZYN002 which was randomized, double-blind and placebo controlled in 42 healthy volunteers. The volunteers received a range of ZYN002 doses from 395 mg to 504 mg daily in 2.5% and 4.2% ZYN002 formulations for fourteen days. Results from this clinical trial demonstrated that ZYN002 was very well tolerated with minimal skin erythema. The 4.2% formulation demonstrated a comparable PK and tolerability profile to the 2.5% concentration and was easier to use due to the lower volume. There were no serious adverse events or discontinuations from this clinical trial.

In the Phase 1 studies, ZYN002 was safe and well tolerated, provided a favorable CBD PK profile, and no THC was detected in plasma or urine.

In June 2016, we initiated a Phase 2 randomized, multi-center, multi-dose clinical trial designed to evaluate the efficacy and safety of ZYN002 in adult patients with refractory focal seizures, which we refer to as the STAR 1 (Synthetic Transdermal Cannabidiol for the Treatment of Epilepsy) trial.  Approximately 180 patients will be enrolled in the trial and will be followed for 8 weeks during the baseline phase.  After the baseline phase, patients are randomized (1:1:1) to receive one of two doses (390 mg or 195 mg daily) of ZYN002 or placebo for 12 weeks.  The primary endpoint of the study is median percentage change in seizure frequency at 12 weeks.  On August 1, 2016, we announced that the first patients were randomized and dosed in STAR 1, and we expect to report preliminary top line results in the first half of 2017.

In August 2016, we initiated a Phase 2 randomized, multi-center, multi-dose clinical trial designed to evaluate the efficacy and safety of ZYN002 in adult patients with knee pain due to OA, which we refer to as the STOP 1 (Synthetic Transdermal Cannabidiol for the Treatment of Knee Pain due to Osteoarthritis) trial. Up to 300 patients will be enrolled in the clinical trial and will be followed for two weeks during a baseline phase, which includes a one-week washout period. After completion of the baseline phase, patients will be randomized (1:1:1) to receive either 250 mg of ZYN002 4.2% CBD gel every 12 hours, 125 mg of ZYN002 4.2% CBD gel every 12 hours or placebo gel every 12 hours for 12 weeks. The primary endpoint of the study is the change from baseline in the weekly mean of the 24-hour average worst pain score. We expect to report topline results in the first half of 2017.

We plan to evaluate the tolerability and PK profile of ZYN001 in a Phase 1 single rising dose clinical trial in healthy human subjects in the second half of 2016. Subsequent to the single rising dose clinical trials, we intend to conduct a Phase 1 multiple rising dose clinical trial to examine the tolerability, PK and PD of multiple doses of ZYN001 in healthy human subjects and in patients with fibromyalgia.

Key Development Programs and Expected Timelines

Our key development programs and expected timelines for the development of ZYN002 and ZYN001 are shown in the table below:

Current
Product			Development
Candidate	Target Indication	Delivery Method	Status	Expected Next Steps
ZYN002	Refractory Epilepsy	Permeation enhanced Gel	Phase 2	1H17: TopLine Results
	Osteoarthritis			1H17: TopLine Results
	Fragile X Syndrome			2H16: Initiate Phase 2
ZYN001	Fibromyalgia	Transdermal Patch	Preclinical	2H16: Initiate Phase 1
	Peripheral Neuropathic Pain			1H17: Initiate Phase 2

We have never been profitable and have incurred net losses since inception. Our net losses were $10.5 million for the six months ended June 30, 2016. We expect to incur losses for the foreseeable future, and we expect these losses to increase as we continue our development of, and seek regulatory approvals for, our product candidates. Because of the numerous risks and uncertainties associated with product development, we are unable to predict the timing or amount of increased expenses or when, or if, we will be able to achieve or maintain profitability.

Corporate Information

Our principal executive offices are located at 80 W. Lancaster Avenue, Suite 300, Devon, PA 19333 and our telephone number is (484) 581-7505. Our website address is http://www.zynerba.com. The information contained in, or that can be accessed through, our website is not part of this prospectus. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earliest of (1) the beginning of the first fiscal year following the fifth anniversary of our initial public offering, or January 1, 2021, (2) the beginning of the first fiscal year after our annual gross revenue is $1.0 billion or more, (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities and (4) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

For as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved. We will take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

The JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. We have irrevocably elected not to avail ourselves of this exemption and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus, any accompanying prospectus supplement, and in the documents we incorporate by reference in this prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I — Item 1A. Risk Factors” of our most recent Form 10-K, as updated by the additional risks and uncertainties set forth in other filings we make with the SEC or any accompanying prospectus supplement. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we anticipate that the net proceeds from our sale of any securities will be used to fund the development of our clinical programs, for other research and development activities and for general corporate purposes, which may include capital expenditures and funding our working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. Pending such uses, we may invest the net proceeds in investment grade interest-bearing securities.

The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from the offering and progress with our clinical development programs. Expenditures will also depend upon the establishment of collaborative arrangements with other companies, the availability of additional financing and other factors. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges and the ratio of our combined fixed charges and preferred dividends to earnings for each of the periods indicated. The following table is qualified by the more detailed information appearing in the computation table set forth in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.

	Year Ended December 31,			Six Months Ended June 30,
(Amounts shown are in thousands, except for ratios)	2013	2014	2015	2016
Ratio of earnings to fixed charges	N/A	N/A	N/A	N/A
Ratio of combined fixed charges and preferred dividends to earnings	N/A	N/A	N/A	N/A
Deficiency of earnings available to cover fixed charges	$(655)	$(5,691)	$(12,547)	$(10,554)
Deficiency of earnings available to cover combined fixed charges and preferred stock dividends	$(744)	$(5,739)	$(12,547)	$(10,554)

For purposes of computing the ratio of earnings to fixed charges and the ratio of our combined fixed charges and preferred dividends to earnings, earnings consist of income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense and an estimate of the interest within rental expense. We did not record earnings for any of the years ended December 31, 2015, 2014 and 2013 or the six months ended June 30, 2016. Accordingly, our earnings were insufficient to cover fixed charges for such periods and we are unable to disclose a ratio of earnings to fixed charges for such periods.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together:

•                  directly to purchasers;

•                  through agents;

•                  to or through underwriters;

•                  through dealers;

•                  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•                  through a combination of any of these methods of sale.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution.

We may effect the distribution of the securities from time to time in one or more transactions:

•                  at a fixed price or prices, which may be changed from time to time;

•                  at market prices prevailing at the times of sale;

•                  at prices related to prevailing market prices; or

•                  at negotiated prices.

For example, we may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may also sell securities through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The securities issued and sold under this prospectus will have no established trading market, other than our common stock, which is listed on NASDAQ. Any shares of our common stock sold pursuant to this prospectus will be eligible for listing and trading on the NASDAQ, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common stock, may or may not be listed on a national securities exchange or other trading market.

We will set forth in a prospectus supplement:

•                  the terms of any underwriting or other agreement that we reach relating to sales under this prospectus;

•                  the method of distribution of the securities;

•                  the names of any agents, underwriters or dealers, including any managing underwriters, used in the offering of securities;

•                  the terms of any direct sales, including the terms of any bidding or auction process, or the terms of any other transactions;

•                  the compensation payable to agents, underwriters and dealers, which may be in the form of discounts, concessions or commissions;

•                  any activities that may be undertaken by agents, underwriters and dealers to stabilize, maintain or otherwise affect the price of the securities; and

•                  any indemnification and contribution obligations owing to agents, underwriters and dealers.

If we sell directly to institutional investors or others, they may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. Unless otherwise indicated in a prospectus supplement, if we sell through an agent, such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act.  If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may authorize agents, underwriters and dealers to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in a prospectus supplement. The prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchase under these delayed delivery contracts will be subject to only two conditions:

•                  that the institution’s purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

•                  that we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed contracts.

To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of the activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on NASDAQ may engage in passive market making transactions in the securities on NASDAQ during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

No securities may be sold under this prospectus without delivery, in paper format, in electronic format on the Internet, or both, of the applicable prospectus supplement describing the method and terms of the offering.

DESCRIPTION OF OUR CAPITAL STOCK

The following, together with the additional information we include in the applicable prospectus supplement, describes the common stock and preferred stock that we may offer under this prospectus, including the material provisions of our sixth amended and restated certificate of incorporation, or our charter, and our amended and restated bylaws, or our bylaws, and certain provisions of the Delaware General Corporation Law, or the DGCL. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our charter and our bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the DGCL.

General

Our charter authorizes us to issue up to 210,000,000 shares, 200,000,000 of which are designated as common stock with a par value of $0.001 per share and 10,000,000 of are designated as preferred stock with a par value of $0.001 per share.

Common Stock

Outstanding Shares

As of August 30, 2016, there were 9,199,919 shares of our common stock issued and outstanding and options to purchase 1,732,399 shares of our common stock outstanding.

Voting Rights

Each share of our common stock is entitled to one vote in each matter submitted to a vote at a meeting of stockholders including in all elections for directors; stockholders are not entitled to cumulative voting in the election for directors. Our stockholders may vote either in person or by proxy. Certain matters identified in our charter and our bylaws, including amending certain provisions of our charter, such as the provisions relating to director liability, amending our bylaws, removing directors without cause or changing our exclusive forum provision, require the approval of 66 2/3% of our issued and outstanding common stock. Our directors shall be elected by a plurality of votes cast.  All other questions shall be decided by a majority of votes cast.

Dividends

Our Board of Directors may authorize, and we may make, distributions to our common stockholders, subject to any restriction in our charter and to those limitations prescribed by law. However, we have never paid cash dividends on our common stock or any other securities. We anticipate that we will retain all of our future earnings, if any, for use in the expansion and operation of our business and do not anticipate paying cash dividends in the foreseeable future.

No Preemptive or Other Rights

Holders of our common stock have no preemptive rights and have no other rights to subscribe for additional securities under Delaware law. Nor does our common stock have any conversion rights or rights of redemption (or, if any such rights have been granted in relation to our common stock, any such rights have been waived). Upon liquidation, all holders of our common stock are entitled to participate pro rata in our assets available for distribution, subject to the rights of any class of preferred stock then outstanding.

Preferred Stock

Under our charter, our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations and restrictions. Our board of directors also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock could delay, defer or prevent a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plan to issue any shares of preferred stock.

Delaware Anti-Takeover Law and Provisions of Our Certificate of Incorporation and Bylaws

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless prior to the date of the transaction the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of 10% or more of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Certificate of Incorporation and Bylaws

Our charter and bylaws contain provisions that may delay or discourage transactions involving an actual or potential change of control or change in our management, and could adversely affect the price of our common stock. Among other things, these provisions of our charter and bylaws:

•                  permit our board of directors to issue up to 10 million shares of preferred stock, with any rights, preferences and privileges as it may designate;

•                  provide that all vacancies on our board of directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•                  require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•                  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•                  provide that the authorized number of directors may be changed only by the resolution of our board of directors;

•                  provide that special meetings of our stockholders may be called only by the board of directors or by such person or persons requested by a majority of the board of directors to call such meetings;

•                  provide that the Court of Chancery of the State of Delaware is the exclusive forum in which we and our directors may be sued by our stockholders; and

•                  provide that our certificate of incorporation and bylaws can only be amended to remove or revise the anti-takeover measures discussed above upon consent of 66 2/3% of the outstanding capital stock.

Listing on the NASDAQ Global Market

Our common stock is listed on the NASDAQ Global Market under the symbol “ZYNE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

We will issue any debt under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $150,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $150,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•                  the title of the series;

•                  the aggregate principal amount;

•                  the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•                  any limit on the aggregate principal amount;

•                  the date or dates on which principal is payable;

•                  the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•                  the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•                  the place or places where principal and, if applicable, premium and interest, is payable;

•                  the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•                  the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•                  whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•                  the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•                  the currency of denomination;

•                  the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•                  if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•                  if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•                  the provisions, if any, relating to any collateral provided for such debt securities;

•                  any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•                  any events of default, if not otherwise described below under “Defaults and Notice”;

•                  the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•                  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•                  the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•                  “book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•                  “certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Protection in the Event of Change of Control

Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

•                  failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

•                  failure to make a payment of any interest on any debt security of such series when due;

•                  failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;

•                  certain events relating to our bankruptcy, insolvency or reorganization; and

•                  certain cross defaults, if and as applicable.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium or make-whole amount, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee for such series, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal, premium or make-whole amount, if any, and interest when due, with respect to such debt securities, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of Zynerba Pharmaceuticals, Inc., the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

DESCRIPTION OF WARRANTS

The following, together with the additional information we may include in the applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.

As of the date of this prospectus, there are no outstanding warrants.

We may issue warrants for the purchase of common stock, debt securities, preferred stock or any combination of the foregoing securities. Warrants may be issued independently or together with our securities offered by any prospectus supplement. Series of warrants may be issued under a separate warrant agreement. The applicable prospectus supplement will describe the terms of the warrants offered, including but not limited to the following:

•                  the number of warrants offered;

•                  the price or prices at which the warrants will be issued;

•                  the currency or currencies in which the prices of the warrants may be payable;

•                  securities for which the warrants are exercisable;

•                  whether the warrants will be issued with any other securities and, if so, the amount and terms of these securities;

•                  the amount of securities purchasable upon exercise of each warrant and the price at which and the currency or currencies in which the securities may be purchased upon such exercise, and the events or conditions under which the amount of securities may be subject to adjustment;

•                  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•                  the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

•                  the minimum or maximum amount of such warrants, if any, that may be exercised at any one time;

•                  any material risk factors relating to such warrants; and

•                  any other material terms of such warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock or preferred stock at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock or preferred stock and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, consisting of one or more purchase contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock or preferred stock under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF UNITS

The following, together with the additional information we may include in the applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•                  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•                  any material provisions of the governing unit agreement that differ from those described above.

DESCRIPTION OF SUBSCRIPTION RIGHTS

As specified in any applicable prospectus supplement, we may issue subscription rights consisting of one or more debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

LEGAL MATTERS

The legal validity of the securities offered by this prospectus will be passed upon for us by Hogan Lovells US LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of Zynerba Pharmaceuticals, Inc. and subsidiary (formerly AllTranz, Inc.) as of December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below, the file number for each of which is 001-37526, that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•                  our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 14, 2016 (including the portions of our proxy statement for our 2016 annual meeting of stockholders incorporated by reference therein);

•                  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016 and June 30, 2016, filed with the SEC on May 12, 2016 and August 11, 2016;

•                  our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items, unless specifically stated to the contrary) filed with the SEC on June 1, 2016, and August 16, 2016; and

•                  the description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act on July 30, 2015, including any amendment or report filed for the purpose of updating such description.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described below under the section entitled “Where You Can Find More Information.” Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Zynerba Pharmaceuticals, Inc.
Attention: Corporate Secretary
80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

(484) 581-7505

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the reporting requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. You may read and copy any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to you on the SEC’s website at http://www.sec.gov and in the “Investor Relations” section of our website at http://www.zynerba.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 1, 2016.

PROSPECTUS SUPPLEMENT

$30,000,000

Common Stock

On September 1, 2016, we entered into an Open Market Sale Agreement with Jefferies LLC, or Jefferies, relating to the shares of our common stock, par value $0.001 per share, offered by this prospectus supplement.

In accordance with the terms of the Open Market Sale Agreement, we may offer and sell shares of our common stock from time to time through Jefferies as our sales agent. Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act.  Sales of such shares, if any, will be made by means of ordinary brokers’ transactions on The NASDAQ Global Market, or NASDAQ, at market prices, in privately negotiated transactions, crosses or block transactions and such other transactions as may be agreed between us and Jefferies, including a combination of any of these transactions. Under the terms of the Open Market Sale Agreement, we also may sell shares to Jefferies as a principal for its own account at a price agreed upon at the time of sale. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Our common stock is listed on NASDAQ under the symbol “ZYNE.” On August 30, 2016, the last reported sale price per share of our common stock was $8.98 per share.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our common stock involves risks. Before investing in our common stock, you should carefully read the discussion of material risks of investing in our common stock on page S-5 of this prospectus supplement under the heading “Risk Factors,” as well as the risk factors discussed in the documents we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, and which we incorporate into this prospectus supplement by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies will receive from us a commission of 3.0% of the gross proceeds of any shares sold through it pursuant to this prospectus supplement. Jefferies will use its commercially reasonable efforts to place on our behalf any shares to be offered by us under the Open Market Sale Agreement. We have agreed to provide indemnification and contribution to Jefferies against certain liabilities, including liabilities under the Securities Act.

Jefferies

The date of this prospectus supplement is      , 2016

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this open market sale agreement prospectus supplement, referred to generally herein as the prospectus supplement, and the accompanying base prospectus, we may offer shares of our common stock having an aggregate offering price of up to $30,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.

We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this open market sale agreement prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or in any document incorporated by reference in this prospectus supplement having an earlier date than the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. You should also read and consider the additional information under the captions “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus, or contained in any free writing prospectus with respect to this offering filed by us with the SEC. We have not, and Jefferies has not, authorized anyone to provide you with different information. The distribution of this prospectus supplement and sale of these securities in certain jurisdictions may be restricted by law. We are not, and Jefferies is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus supplement that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus supplement to the “Company,” “Zynerba,” “we,” “us,” “our” and similar terms refer to Zynerba Pharmaceuticals, Inc. and its subsidiary, Zynerba Pharmaceuticals Pty Ltd, unless we state otherwise or the context indicates otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this prospectus supplement, the base prospectus, or contained in any free writing prospectus with respect to this offering filed by us with the SEC, and the information incorporated herein and therein by reference relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future revenues and operating expenses, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not descriptions of historical facts are forward-looking statements and are based on management’s estimates, assumptions, and projections that are subject to risks and uncertainties. These statements can generally be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “may,” “will,” “should,” “anticipate,” “estimate” or similar terminology. Although we believe that the expectations reflected in our forward-looking statements are reasonable as of the date we make them, actual results could differ materially from those currently anticipated due to a number of factors, including risks relating to:

•                  our estimates regarding expenses, future revenue, capital requirements and timing and availability of and the need for additional financing;

•                  the success and timing of our preclinical studies and clinical trials;

•                  the potential results of preclinical studies and clinical trials for ZYN002 and ZYN001;

•                  our dependence on third parties in the conduct of our preclinical studies and clinical trials;

•                  the difficulties and expenses associated with obtaining and maintaining regulatory approval of ZYN002 and ZYN001;

•                  our plans and ability to develop and commercialize ZYN002 and ZYN001;

•                  the successful development of our commercialization capabilities, including sales and marketing capabilities;

•                  the size and growth of the potential markets for ZYN002 and ZYN001, the rate and degree of market acceptance of ZYN002 and ZYN001 and our ability to serve those markets;

•                  legal and regulatory developments in the United States and foreign countries;

•                  the success of competing therapies and products that are or become available;

•                  our exposure to additional scrutiny as a public company;

•                  our ability to limit our exposure under product liability lawsuits;

•                  our use of the proceeds from our initial public offering, or IPO, and any offering pursuant to this prospectus supplement;

•                  our ability to obtain and maintain intellectual property protection for ZYN002 and ZYN001;

•                  recently enacted and future legislation regarding the healthcare system;

•                  the performance of third parties upon which we depend, including third-party contract research organizations and third-party manufacturers; and

•                  our ability to recruit or retain key scientific or management personnel or to retain our executive officers.

Further information on the factors and risks that could affect our business, financial condition and results of operations are set forth in this prospectus supplement under “Risk Factors” and in our filings with the SEC, which are available at http://www.sec.gov. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus supplement, the date of the accompanying base prospectus, the date of any free writing prospectus, or the date of documents incorporated by reference in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us, our business and this offering highlights selected information contained elsewhere in this prospectus supplement or incorporated in this prospectus supplement by reference. This summary does not contain all of the information you should consider before deciding to invest in our common stock. You should carefully read this entire prospectus supplement, the accompanying base prospectus and any free writing prospectus with respect to this offering filed by us with the SEC, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” on page S-5 and in the documents incorporated by reference into this prospectus supplement or the accompanying base prospectus.

Company Overview

We are a clinical stage specialty pharmaceutical company dedicated to developing and commercializing innovative transdermal synthetic cannabinoid treatments for patients with high unmet needs. We are evaluating two patent protected product candidates, ZYN002 and ZYN001, in five indications. We are studying ZYN002 in adult patients with refractory focal seizures and osteoarthritis, or OA, and intend to study ZYN002 in patients with fragile X syndrome, or FXS. We intend to study ZYN001 in patients with fibromyalgia and peripheral neuropathic pain. We believe these product candidates will provide new treatment options for patients, as well as additional treatment options for patients not currently receiving adequate relief from current treatment regimens. In June 2016, we completed two Phase 1 clinical trials for ZYN002 in healthy volunteers and patients with epilepsy, initiated a third Phase 1 clinical trial to evaluate different concentrations of ZYN002 in healthy volunteers and initiated a Phase 2 clinical trial for ZYN002 in adult patients with refractory focal seizures. We announced the randomization and dosing of the first patients in this Phase 2 study on August 1, 2016. In August 2016 we initiated a Phase 2 clinical trial for ZYN002 in patients with OA. We expect to initiate a Phase 2 clinical trial for ZYN002 in patients with FXS in the second half of 2016. We expect to initiate Phase 1 clinical trials for ZYN001 in the second half of 2016.

Cannabinoids are a class of compounds derived from Cannabis plants. The two primary cannabinoids contained in Cannabis are cannabidiol, or CBD, and ∆9-tetrahydrocannabinol, or THC. Clinical and preclinical data suggest that CBD has positive effects on treating refractory epilepsy, arthritis and FXS, and THC has positive effects on treating pain. In addition to ZYN002 and ZYN001 potentially offering first-line therapies to patients suffering from OA, FXS, fibromyalgia and peripheral neuropathic pain, we believe ZYN002 may provide a complementary treatment for patients suffering from epilepsy who are refractory to their current treatment regimens.

ZYN002 is the first and only synthetic CBD formulated as a permeation enhanced gel for transdermal delivery, and is patent-protected through 2030. CBD is the primary non-psychoactive component of Cannabis. In preclinical animal studies, ZYN002’s permeation enhancer increased delivery of CBD through the layers of the skin and into the circulatory system. These preclinical studies suggest increased bioavailability, consistent plasma levels and the avoidance of first pass liver metabolism. In addition, an in vitro study published in Cannabis and Cannabinoid Research in April 2016 demonstrated that CBD is degraded to THC in an acidic environment such as the stomach. We believe such degradation may lead to increased psychoactive effects and may be avoided with the transdermal delivery of ZYN002, which maintains CBD in a neutral pH. ZYN002, which is being developed as a clear gel with once or twice daily dosing, is targeting treatment of refractory epilepsy, OA and FXS, which collectively affect millions of patients using treatments that currently comprise a multi-billion dollar market. We have been granted orphan drug designation from the U.S. Food and Drug Administration, or FDA, for ZYN002 for the treatment of FXS.

ZYN001 is a pro-drug of THC that enables effective transdermal delivery via a patch and is patent-protected through 2031. A pro-drug is a drug administered in an inactive or less active form and designed to enable more effective delivery, which is then converted into an active form through a normal metabolic process. In addition, we expect that ZYN001 will be classified by the FDA as a new chemical entity. In our preclinical animal studies, ZYN001 demonstrated effective skin permeation with sustained delivery and rapid conversion of ZYN001 to THC. These preclinical studies suggest increased bioavailability, consistent plasma levels and the avoidance of first pass liver metabolism. In addition, preclinical testing conducted has shown no genotoxicity findings and safety pharmacology findings consistent with those seen with THC. ZYN001 is targeting two pain indications, fibromyalgia and peripheral neuropathic pain.

In June 2016, we completed two Phase 1 clinical trials for ZYN002 in healthy volunteers and patients with epilepsy. The first Phase 1 single rising dose clinical trial for ZYN002 in healthy human subjects and in patients with refractory epilepsy evaluated the tolerability and pharmacokinetic, or PK, profile of ZYN002. Results from this clinical trial demonstrated that ZYN002 was safe and well-tolerated at all tested dose levels and the incidence of adverse events associated with ZYN002 was similar to placebo for both healthy subjects and epilepsy patients.  The second Phase 1 clinical trial was a randomized, double-blind, placebo controlled multiple rising dose clinical trial for ZYN002 in twenty-four healthy volunteers and twelve patients with epilepsy to evaluate the PK profile, pharmacodynamics, or PD, and tolerability of multiple doses (200, 250, and 500 mg) of ZYN002. Each volunteer and patient received seven days of either ZYN002 or placebo. Top line results from this clinical trial demonstrated that ZYN002 was safe and well-tolerated at all dose levels. The twice daily dosing provided a more favorable PK profile with comparable results between healthy volunteers and epilepsy patients. Transdermal application of ZYN002 was very well tolerated with minimal skin erythema. Skin dryness at the application site was common for both ZYN002 and placebo gel. Overall, the incidence of adverse events associated with ZYN002 was similar to placebo in both healthy volunteers and adult epilepsy patients. There were no reports of somnolence or fatigue and a very low incidence of gastrointestinal events was observed. There were no serious adverse events or discontinuations for healthy volunteers and epilepsy patients receiving ZYN002. One healthy volunteer receiving placebo gel developed a serious adverse event suspected to be a catheter infection and was discontinued from the study. In addition, healthy volunteers and epilepsy patients had no drug related changes in performance on the Trail Making Test, a test of visual attention, psychomotor ability, and task switching; a divided attention task; and the Paced Auditory Serial Addition Task, or PASAT, a test that measures working memory and focused attention.  These results indicate that ZYN002 did not produce impairment in critical areas of cognitive functioning often impacted by central nervous system drugs. No changes in mood symptoms as accessed by the Inventory of Depression and Anxiety Symptoms, or IDAS, and the Positive and Negative Affect Schedule, or PANAS were observed for ZYN002 suggesting that ZYN002 is not associated with declines in psychological health.

In June 2016, we initiated a third Phase 1 clinical trial for ZYN002 which was randomized, double-blind and placebo controlled in 42 healthy volunteers. The volunteers received a range of ZYN002 doses from 395 mg to 504 mg daily in 2.5% and 4.2% ZYN002 formulations for fourteen days. Results from this clinical trial demonstrated that ZYN002 was very well tolerated with minimal skin erythema. The 4.2% formulation demonstrated a comparable PK and tolerability profile to the 2.5% concentration and was easier to use due to the lower volume. There were no serious adverse events or discontinuations from this clinical trial.

In the Phase 1 studies, ZYN002 was safe and well tolerated, provided a favorable CBD PK profile, and no THC was detected in plasma or urine.

In June 2016, we initiated a Phase 2 randomized, multi-center, multi-dose clinical trial designed to evaluate the efficacy and safety of ZYN002 in adult patients with refractory focal seizures, which we refer to as the STAR 1 (Synthetic Transdermal Cannabidiol for the Treatment of Epilepsy) trial.  Approximately 180 patients will be enrolled in the trial and will be followed for 8 weeks during the baseline phase.  After the baseline phase, patients are randomized (1:1:1) to receive one of two doses (390 mg or 195 mg daily) of ZYN002 or placebo for 12 weeks.  The primary endpoint of the study is median percentage change in seizure frequency at 12 weeks.  On August 1, 2016, we announced that the first patients were randomized and dosed in STAR 1, and we expect to report preliminary top line results in the first half of 2017.

In August 2016, we initiated a Phase 2 randomized, multi-center, multi-dose clinical trial designed to evaluate the efficacy and safety of ZYN002 in adult patients with knee pain due to OA, which we refer to as the STOP 1 (Synthetic Transdermal Cannabidiol for the Treatment of Knee Pain due to Osteoarthritis) trial. Up to 300 patients will be enrolled in the clinical trial and will be followed for two weeks during a baseline phase, which includes a one-week washout period. After completion of the baseline phase, patients will be randomized (1:1:1) to receive either 250 mg of ZYN002 4.2% CBD gel every 12 hours, 125 mg of ZYN002 4.2% CBD gel every 12 hours or placebo gel every 12 hours for 12 weeks. The primary endpoint of the study is the change from baseline in the weekly mean of the 24-hour average worst pain score. We expect to report topline results in the first half of 2017.

We plan to evaluate the tolerability and PK profile of ZYN001 in a Phase 1 single rising dose clinical trial in healthy human subjects in the second half of 2016. Subsequent to the single rising dose clinical trials, we intend to conduct a Phase 1 multiple rising dose clinical trial to examine the tolerability, PK and PD of multiple doses of ZYN001 in healthy human subjects and in patients with fibromyalgia.

Key Development Programs and Expected Timelines

Our key development programs and expected timelines for the development of ZYN002 and ZYN001 are shown in the table below:

Current
Product			Development
Candidate	Target Indication	Delivery Method	Status	Expected Next Steps
ZYN002	Refractory Epilepsy	Permeation enhanced Gel	Phase 2	1H17: TopLine Results
	Osteoarthritis			1H17: TopLine Results
	Fragile X Syndrome			2H16: Initiate Phase 2
ZYN001	Fibromyalgia	Transdermal Patch	Preclinical	2H16: Initiate Phase 1
	Peripheral Neuropathic Pain			1H17: Initiate Phase 2

We have never been profitable and have incurred net losses since inception. Our net losses were $10.5 million for the six months ended June 30, 2016. We expect to incur losses for the foreseeable future, and we expect these losses to increase as we continue our development of, and seek regulatory approvals for, our product candidates. Because of the numerous risks and uncertainties associated with product development, we are unable to predict the timing or amount of increased expenses or when, or if, we will be able to achieve or maintain profitability.

Corporate Information

Our principal executive offices are located at 80 W. Lancaster Avenue, Suite 300, Devon, PA 19333 and our telephone number is (484) 581-7505. Our website address is http://www.zynerba.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earliest of (1) the beginning of the first fiscal year following the fifth anniversary of our initial public offering, or January 1, 2021, (2) the beginning of the first fiscal year after our annual gross revenue is $1.0 billion or more, (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities and (4) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

For as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved. We will take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

The JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. We have irrevocably elected not to avail ourselves of this exemption and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

THE OFFERING

Common stock offered	Shares with an aggregate offering price of up to $30,000,000

Manner of Offering	“At-the-market” offering that may be made from time to time through our sales agent, Jefferies. See “Plan of Distribution” on page S-11 of this prospectus supplement.

Use of proceeds

We intend to use the net proceeds from this offering, if any, to continue to fund the clinical development of ZYN002 and ZYN001, and for general corporate purposes, which may include capital expenditures and funding our working capital needs. See “Use of Proceeds” on page S-8.

Risk Factors

This investment involves a high degree of risk. You should read the description of risks set forth under “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the risk factors discussed in the documents we file with the SEC pursuant to the Securities Exchange Act of 1934, and which we incorporate into this prospectus supplement by reference.

NASDAQ Global Market symbol	ZYNE

RISK FACTORS

An investment in our common stock involves a high degree of risk. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. If any of these risks occur, the value of our common stock may decline and you may lose all or part of your investment. Before investing in our common stock, you should consider carefully the risk factors set forth in this prospectus supplement, the accompanying base prospectus and contained in any free writing prospectus with respect to this offering filed by us with the SEC, along with the risk factors described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by other filings we make with the SEC incorporated by reference into this prospectus supplement.

Risks Related to This Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

We currently intend to use the net proceeds from this offering, if any, to continue to fund the clinical development of ZYN002 and ZYN001, and for general corporate purposes, which may include capital expenditures and funding our working capital needs. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled “Use of Proceeds” on page S-8 of this prospectus supplement for further information.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 3,340,757 shares are sold at a price of $8.98 per share, the last reported sale price of our common stock on NASDAQ on August 30, 2016, for aggregate proceeds of approximately $30,000,000 in this offering, and after deducting commissions and estimated aggregate offering expenses payable by us, you will suffer immediate and substantial dilution of $4.15 per share, representing the difference between the as adjusted net tangible book value per share of our common stock as of June 30, 2016 after giving effect to this offering and the assumed offering price. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution” on page S-10.

Issuances of shares of common stock or securities convertible into or exercisable for shares of common stock following this offering, as well as the exercise of options, will dilute your ownership interests and may adversely affect the future market price of our common stock.

As a development stage company we will need additional capital to fund the development and commercialization of our product candidates. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted. In addition, we have a significant number of options to purchase shares or our common stock outstanding. If these securities are exercised, you may incur further dilution. Moreover, to the extent that we issue additional options to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

A substantial number of shares may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. In addition, we have also registered the shares of common stock that we may issue under our equity incentive plans. As a result, these shares can be freely sold in the public market upon issuance, subject to restrictions under securities laws.

The market price and trading volume of our stock may be volatile.

The trading price of our common stock has been, and may continue to be, volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition, the trading volume of our common stock may fluctuate and cause significant price variations to occur. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus, these factors include:

•                  trading volatility of low-priced stock;

•                  the success of competitive products;

•                  regulatory actions with respect to our product candidates or our competitors’ products and product candidates;

•                  actual or anticipated changes in our growth rate relative to our competitors;

•                  announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•                  results of clinical trials of ZYN002, ZYN001 or product candidates of our competitors;

•                  regulatory or legal developments in the United States and other countries;

•                  developments or disputes concerning patent applications, issued patents or other proprietary rights;

•                  the recruitment or departure of key personnel;

•                  the level of expenses related to our preclinical and clinical development programs;

•                  the results of our efforts to in-license or acquire additional product candidates or products;

•                  actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•                  variations in our financial results or those of companies that are perceived to be similar to us;

•                  fluctuations in the valuation of companies perceived by investors to be comparable to us;

•                  share price and volume fluctuations attributable to inconsistent trading volume levels of our common stock;

•                  announcement or expectation of additional financing efforts;

•                  sales of our common stock by us, our insiders or our other stockholders;

•                  changes in the structure of healthcare payment systems;

•                  market conditions in the pharmaceutical sector; and

•                  general economic, industry and market conditions.

These broad market and industry factors may decrease the market price of our common stock, regardless of our actual operating performance.

The stock market in general has, from time to time, experienced extreme price and volume fluctuations, including in recent months. In addition, in the past, following periods of volatility in the overall market and decreases in the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

USE OF PROCEEDS

We may issue and sell common stock having aggregate sales proceeds of up to $30.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering payable to us, if any, to continue to fund the clinical development of ZYN002 and ZYN001, and for general corporate purposes, which may include capital expenditures and funding our working capital needs. We do not currently have specific plans or commitments with respect to the net proceeds from this offering and, accordingly, are unable to quantify the allocation of such proceeds among the various potential uses. We will have broad discretion in the way that we use the net proceeds of this offering.

PRICE RANGE OF OUR COMMON STOCK

Our common stock has been listed on The NASDAQ Global Market under the symbol “ZYNE” since our initial public offering on August 5, 2015. Prior to that time, there was no public market for our common stock. The following table sets forth the high and low sale prices per share for our common stock on The NASDAQ Global Market for the periods indicated:

	High	Low
2016
First Quarter	$21.56	$4.64
Second Quarter	$11.68	$6.02
Third Quarter (through August 30, 2016)	$11.15	$6.62
2015
Third Quarter (since August 5, 2015)	$43.00	$12.00
Fourth Quarter	$18.25	$9.33

On August 30, 2016, the closing price of our common stock as reported by The NASDAQ Global Market was $8.98 per share. As of August 30, 2016, there were approximately 60 holders of record of our common stock. This does not include the number of persons whose stock is in nominee or “street name” accounts through brokers.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future. We expect to retain available cash to finance ongoing operations and the potential growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, business prospects and other factors our board of directors may deem relevant, and subject to the restrictions contained in any future financing instruments.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock upon closing of this offering. Net tangible book value per share of our common stock is determined at any date by subtracting our total liabilities from the amount of our total tangible assets (total assets less intangible assets) and dividing the difference by the number of shares of our common stock deemed to be outstanding at that date.

Our historical net tangible book value as of June 30, 2016 was $30.8 million, or $3.34 per share, based on 9,199,919 shares of common stock outstanding as of June 30, 2016.

After giving effect to our receipt of $29.8 million of estimated net proceeds (after deducting commissions and estimated offering expenses payable by us) from our sale of $30.0 million of common stock in this offering at an assumed public offering price of $8.98 per share (the last reported sale price of our common stock on The NASDAQ Global Market on August 30, 2016), our as adjusted net tangible book value as of June 30, 2016 would have been $60.6 million, or $4.83 per share. This amount represents an immediate increase in net tangible book value of $1.49 per share of our common stock to existing stockholders and an immediate and substantial dilution in net tangible book value of $4.15 per share of our common stock to new investors purchasing shares of common stock in this offering at the assumed public offering price.

The following table illustrates this hypothetical dilution on a per share basis:

Assumed public offering price per share		$8.98
Historical net tangible book value per share	$3.34
Increase per share attributable to new investors	1.49
As adjusted net tangible book value per share after this offering		4.83
Dilution per share to new investors		$4.15

The table above assumes for illustrative purposes that an aggregate of 3,340,757 shares of our common stock are sold at a price of $8.98 per share, the last reported sale price of our common stock on The NASDAQ Global Market on August 30, 2016, for aggregate gross proceeds of $30.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices.

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing and would will also be affected by any securities sold by us, if any, pursuant the accompanying base prospectus. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $8.98 per share shown in the table above, assuming all of our common stock in the aggregate amount of $30.0 million is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $4.97 per share and would increase the dilution in net tangible book value per share to new investors to $5.01 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $8.98 per share shown in the table above, assuming all of our common stock in the aggregate amount of $30.0 million is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $4.68 per share and would decrease the dilution in net tangible book value per share to new investors to $3.30 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

The foregoing table and calculations are based on 9,199,919 shares of our common stock outstanding as of June 30, 2016, and excludes:

•                  1,757,399 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2016 at a weighted-average exercise price of $10.34 per share; and

•                  96,762 shares of our common stock available for future issuance as of June 30, 2016 under our Amended and Restated 2014 Omnibus Incentive Compensation Plan.

PLAN OF DISTRIBUTION

We have entered into an Open Market Sale Agreement with Jefferies LLC, or Jefferies, under which we may issue and sell shares of our common stock from time to time through Jefferies as our sales agent. Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act.  Sales of the shares, if any, will be made by means of ordinary brokers’ transactions on NASDAQ at market prices, in privately negotiated transactions, or block transactions and such other transactions as may be agreed between us and Jefferies, including a combination of any of these transactions. Under the terms of the Open Market Sale Agreement, we also may sell shares to Jefferies as a principal for its own account at a price agreed upon at the time of sale.

When requested by us, Jefferies will offer the shares of common stock subject to the terms and conditions of the Open Market Sale Agreement, which may be on a daily basis for periods of time, or as we may otherwise agree with Jefferies. We will designate the maximum amount of shares of common stock to be sold through Jefferies when we request Jefferies to do so. Jefferies has agreed, subject to the terms and conditions of the Open Market Sale Agreement, to use its commercially reasonable efforts to place on our behalf all of the designated shares of common stock. We may instruct Jefferies not to place shares of common stock at or below a price designated by us. We or Jefferies may suspend the offering of shares of common stock under the Open Market Sale Agreement upon proper notice to the other party.

If we and Jefferies so agree, Jefferies may act as principal in connection with the placement of the securities offered hereby.

We will pay Jefferies a commission equal to 3.0% of the gross proceeds of any shares sold through it pursuant to this prospectus supplement, and reimburse Jefferies for up to $50,000 of its expenses. The estimated offering expenses payable by us, in addition to such commission and legal expenses, are approximately $165,000, which includes legal, accounting and printing costs and various other fees associated with registering the shares of common stock.

Jefferies will provide written confirmation to us following the close of trading on NASDAQ each day on which shares of common stock are sold under the Open Market Sale Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the commission payable by us to Jefferies. Settlement for sales of common stock will occur, unless otherwise agreed, on the third business day following the date on which such sales were made.

In connection with the sale of our common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Jefferies will be deemed to be underwriting commissions or discounts.

We have agreed to indemnify Jefferies against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the Open Market Sale Agreement. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of shares of common stock pursuant to the Open Market Sale Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Open Market Sale Agreement, (ii) the termination of the Open Market Sale Agreement according to its terms by either Jefferies or us, or (iii) September 1, 2019.

Jefferies has provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other services to us and our affiliates for which services it has received, and may in the future receive, customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

LEGAL MATTERS

The legal validity of the securities offered by this prospectus supplement will be passed upon for us by Hogan Lovells US LLP, Philadelphia, Pennsylvania.  Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York, is acting as counsel for Jefferies in connection with this offering.

EXPERTS

The consolidated financial statements of Zynerba Pharmaceuticals, Inc. and subsidiary (formerly AllTranz, Inc.) as of December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below, the file number for each of which is 001-37526, that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•                  our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 14, 2016 (including the portions of our proxy statement for our 2016 annual meeting of stockholders incorporated by reference therein);

•                  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016 and June 30, 2016, filed with the SEC on May 12, 2016 and August 11, 2016;

•                  our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items, unless specifically stated to the contrary) filed with the SEC on June 1, 2016, and August 16, 2016; and

•                  the description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act on July 30, 2015, including any amendment or report filed for the purpose of updating such description.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all such documents that we file with the SEC after the date of this prospectus supplement and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing such documents.

Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described below under the section entitled “Where You Can Find More Information.” Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by requesting them in writing or by telephone at:

Zynerba Pharmaceuticals, Inc.
Attention: Corporate Secretary
80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

(484) 581-7505

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the reporting requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. You may read and copy any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to you on the SEC’s website at http://www.sec.gov and in the “Investor Relations” section of our website at http://www.zynerba.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

$30,000,000

Common Stock

Prospectus Supplement

Jefferies

               , 2016

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

Subscription Rights

PROSPECTUS

The date of this prospectus is     , 2016.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, in connection with the sale and distribution of the securities being registered, all of which will be paid by us.

Securities and Exchange Commission filing fee	$15,105
Accounting fees and expenses	*
Legal fees and expenses	*
Printing fees	*
Transfer agent and trustee fees and expenses	*
Miscellaneous	*
Total	*

* These fees and expenses are calculated based on the securities offered and the number of issuances and distributions of the offered securities and, accordingly, cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our sixth amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•                  transaction from which the director derives an improper personal benefit;

•                  act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•                  unlawful payment of dividends or redemption of shares; or

•                  breach of a director’s duty of loyalty to the corporation or its stockholders.

Our sixth amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to, among other things, indemnify each director and officer to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, or otherwise.

Item 16.  Exhibits.

The exhibits listed on the Index to Exhibits of this registration statement are filed herewith or are incorporated herein by reference to other filings.

Item 17.  Undertakings.

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i)             Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j)            The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Devon, in the Commonwealth of Pennsylvania, on this September 1, 2016.

ZYNERBA PHARMACEUTICALS, INC.

By:	/s/ Armando Anido
Armando Anido
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Zynerba Pharmaceuticals, Inc. hereby constitutes and appoints each of Armando Anido, Suzanne Hanlon and the Chief Financial Officer of Zynerba Pharmaceuticals, Inc., his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement related to this registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Armando Anido	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	September 1, 2016
Armando Anido

/s/ Richard A. Baron	Chief Financial Officer and Treasurer (Principal Financial Officer)	September 1, 2016
Richard A. Baron

/s/ Terri B. Sebree	President	September 1, 2016
Terri B. Sebree

/s/ Warren D. Cooper	Director	September 1, 2016
Warren D. Cooper, MB, BS, BSc, MPFM

/s/ William J. Federici	Director	September 1, 2016
William J. Federici

/s/ Thomas L. Harrison	Director	September 1, 2016
Thomas L. Harrison, LH.D

/s/ Daniel L. Kisner	Director	September 1, 2016
Daniel L. Kisner, MD

/s/ Kenneth I. Moch	Director	September 1, 2016
Kenneth I. Moch

/s/ Cynthia A. Rask	Director	September 1, 2016
Cynthia A. Rask, MD

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement.

1.2	Open Market Sale Agreement, dated September 1, 2016, by and between Zynerba Pharmaceuticals, Inc. and Jefferies LLC.

3.1

Sixth Amended and Restated Certificate of Incorporation of Zynerba Pharmaceuticals, Inc., effective August 10, 2015. Incorporated herein by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 001-37526) filed on August 10, 2015.

3.2

Amended and Restated By-laws of Zynerba Pharmaceuticals, Inc., effective August 10, 2015. Incorporated herein by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K (File No. 001-37526) filed on August 10, 2015.

4.1	Form of Common Stock Certificate. Incorporated herein by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1/A (File No. 333-205355) filed on July 31, 2015.

4.2*	Form of Preferred Stock Certificate.

4.3*	Certificate of Designations of Preferred Stock.

4.4	Form of Indenture.

4.5*	Form of Debt Security.

4.6*	Form of Warrant.

4.7*	Form of Purchase Contract Agreement.

4.8*	Form of Unit Agreement.

4.9*	Form of Unit.

4.10*	Form of Subscription Rights Agreement.

4.11*	Form of Subscription Rights.

5.1	Opinion of Hogan Lovells US LLP.

5.2	Opinion of Hogan Lovells US LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of KPMG LLP.

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

25.1**	Statement of Eligibility on Form T-1 for Debt Securities.

* To be filed, if necessary, by amendment or incorporated by reference as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act in connection with the offering of specific securities.

** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.